Exhibit 10 (x)

                                LIMITED GUARANTY
                                                               March 11, 2002

Congress Financial Corporation
1133 Avenue of the Americas
New York, NY  10036

         RE:      BONTEX, INC. ( "BORROWER")

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender") and Borrower entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated January 26, 2000, by and among Borrower and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, the "Loan Agreement"), and other agreements, documents, and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guaranty (all of the foregoing, together with the Loan Agreement and the Forbearance Agreement (as hereinafter defined and referred to), as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, being collectively referred to herein as the "Financing Agreements").

         All Obligations under the Financing Agreements become due and payable, without further notice or demand, on the date hereof. Borrower has informed Lender that Borrower will be unable to repay the Obligations, and therefore Borrower is in default under the terms of the Financing Agreements. Borrower has requested Lender to forbear from exercising its rights under the Financing Agreements in order to permit Borrower to obtain financing from other financing sources in order to pay the Obligations. Lender is willing to forbear pursuant to the terms of a Loan Modification, Reaffirmation and Forbearance Agreement, of even date herewith (the "Forbearance Agreement"), which terms include, among other things, the execution and delivery of this Guaranty.

         Due to the close business and financial relationships between Borrower and the undersigned ("Guarantor"), in consideration of the benefits which will accrue to Guarantor, and as an inducement for and in consideration of Lender entering into the Forbearance Agreement, and for making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, Guarantor hereby agrees in favor of Lender as follows:

         1.       Guaranty.

                  (a) Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"): (i) all obligations, liabilities, and indebtedness of any kind, nature, and description of Borrower to

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Lender and/or its affiliates, including principal, interest, charges, fees, costs, and expenses, however evidenced, whether as principal, surety, endorser, guarantor, or otherwise, whether arising under the Loan Agreement, the other Financing Agreements, or otherwise, whether now existing or hereafter arising, whether arising before, during, or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower under the U.S. Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts that would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges, and expenses related thereto and all other obligations of Borrower or its successors to Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender, and (ii) all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement, and defense of Borrower's obligations, liabilities, and indebtedness as aforesaid to Lender, the rights of Lender in any collateral or under this Guaranty and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships among Borrower, Guarantor, or any other Obligor (as hereinafter defined) and Lender, whether such expenses are incurred before, during, or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or Guarantor under the U.S. Bankruptcy Code or any similar statute.

                  (b) This Guaranty is a guaranty of payment and not of collection. Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from Borrower, Guarantor, or any other Obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower or Guarantor) and in such order as Lender may elect.

                  (c) Payment by Guarantor shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantor shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions, or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Borrower or any other Obligor is sued or in separate actions. In the event any claim, action, or action on any judgment, based on this Guaranty is brought against Guarantor, Guarantor agrees not to deduct, set off, or seek any counterclaim for or recoup any amounts that are or may be owed by Lender to Guarantor.

         2.       Waivers and Consents.




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                  (a) Notice of acceptance of this Guaranty, the making of loans and advances and providing other financial accommodations to Borrower, and presentment, demand, protest, notice of protest, notice of nonpayment or default, and all other notices to which Borrower or Guarantor is entitled are hereby waived by Guarantor. Guarantor also waives notice of and hereby consents to: (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guaranty made herein shall apply to the Loan Agreement, the other Financing Agreements, and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, or increased or decreased; (ii) the taking, exchange, surrender and releasing of collateral or guaranties now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property that is security for the Guaranteed Obligations (individually, an "Obligor" and collectively, "Obligors"); (iii) the exercise of, or refraining from the exercise of, any rights against Borrower or any other Obligor or any collateral;
(iv) the settlement of, compromise or release of, or waiver of any default with respect to any of the Guaranteed Obligations; and (v) any financing by Lender of Borrower under Section 364 of the U.S. Bankruptcy Code or consent to the use of cash collateral by Lender under Section 363 of the U.S. Bankruptcy Code. Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

                  (b) No invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair, or be a defense to this Guaranty, nor shall any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guaranty, affect, impair, or be a defense to this Guaranty. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees, and expenses, whether arising before or after the commencement of any case with respect to Borrower under the U.S. Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if Borrower' liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that Lender has not made any representations to Guarantor with respect to Borrower, any other Obligor, or otherwise in connection with the execution and delivery by Guarantor of this Guaranty and Guarantor is not in any respect relying upon Lender or any statements by Lender in connection with this Guaranty.

                  (c) Until full final and indefeasible payment of the Guaranteed Obligations, Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable, and all other claims against Borrower, any collateral for the Guaranteed Obligations, or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or other recourse in respect to sums paid or payable to Lender by Guarantor hereunder, and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits that Guarantor might otherwise directly or indirectly

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receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrower, or any other Obligor upon the Guaranteed Obligations or realized from their property.

         3. Subordination. Payment of all amounts now or hereafter owed to Guarantor by Borrower or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations and all such amounts and any security and guaranties therefor are hereby assigned to Lender as security for the Guaranteed Obligations.

         4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantor for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition, or event that constitutes an Event of Default as such term is defined in the Loan Agreement.

         5. Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the monthly statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantor.

         6. Termination. This Guaranty is continuing, absolute, and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. Guarantor shall continue to be liable hereunder until one of Lender's officers actually receives a written termination notice from Guarantor sent to Lender at its address set forth above by certified mail, return receipt requested, and thereafter as set forth below. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of Lender or any obligations or duties of Guarantor under this Guaranty with respect to (a) Guaranteed Obligations that have been created, contracted, assumed, or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, (i) all amendments, extensions, renewals, and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents, or instruments executed on or after such notice of revocation or termination), (ii) all interest, fees, and similar charges accruing or due on and after revocation or termination, and (iii) all attorneys' fees and legal expenses, costs, and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrower, Guarantor, or any other Obligor (whether or not suit be brought), or (b) Guaranteed Obligations that have been created, contracted, assumed, or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Guaranty the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice that are unrelated to Guaranteed Obligations arising or transactions entered into prior to

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such date. Without limiting the foregoing, this Guaranty may not be terminated and shall continue so long as the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution, or extension thereof).

         7. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guaranty shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Guarantor shall be liable to pay to Lender, and does indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action that may be taken by Lender in reliance upon such payment or proceeds. This Section 7 shall survive the termination, cancellation, or revocation of this Guaranty.

         8. Amendments and Waivers. Neither this Guaranty nor any provision hereof shall be amended, modified, waived, or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and by Guarantor. Lender shall not by any act, delay, omission, or otherwise be deemed to have expressly or impliedly waived any of its rights, powers, and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power, and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power, and/or remedy that Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         9.       Governing Law; Choice of Forum; Service of Process; Jury
                  Trial Waiver.

                  (a) The validity, interpretation, and enforcement of this Guaranty and any dispute arising out of the relationship between Guarantor and Lender, whether in contract, tort, equity, or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Guarantor hereby irrevocably consents and submits to the nonexclusive jurisdiction of the U.S. District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guaranty or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor and Lender in respect of this Guaranty, any of the other Financing Agreements, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity, or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or Borrower and Lender, or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements, or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Guarantor or his property in the courts of any other jurisdiction that Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Guarantor to Lender or otherwise to enforce its rights against Guarantor or his property).



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                  (c) Guarantor hereby waives personal service of any and all process upon Guarantor and consents that all such service of process may be made by certified mail, return receipt requested, directed to his address set forth on the signature page hereof, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Guarantor in any other manner provided under the rules of any court of competent jurisdiction. Within thirty
(30) days after such service, Guarantor shall appear in answer to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Lender against Guarantor for the amount of the claim and other relief requested.

                  (d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY OR ANY OF THE OTHER FINANCING AGREEMENTS, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER IN RESPECT OF THIS GUARANTY, ANY OF THE OTHER FINANCING AGREEMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Guarantor (whether in tort, contract, equity, or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission, or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

         10. Notices. All notices, requests, and demands hereunder shall be in writing and (a) made to Lender at its address set forth above and to Guarantor at his address set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made (i) if delivered in person, immediately upon delivery; (ii) if by telex, telegram, or facsimile transmission, immediately upon sending and upon confirmation of receipt; (iii) if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; (iv) and if by certified mail, return receipt requested, five (5) days after mailing.



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         11. Partial Invalidity. If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12. Entire Agreement. This Guaranty represents the entire agreement and understanding of this parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers, and contracts concerning the subject matter hereof, whether oral or written.

         13. Successors and Assigns. This Guaranty shall be binding upon Guarantor and his heirs, executors, administrators, successors, and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees, and assigns.

         14. Construction. All references to the term "Guarantor" wherever used herein shall mean Guarantor and his heirs, executors, administrators, successors, and assigns (including, without limitation, any receiver, trustee, or custodian for Guarantor or any of his assets or Guarantor in his capacity as debtor or debtor-in-possession under the U.S. Bankruptcy Code). All references to the term "Lender" wherever used herein shall mean Lender and its successors and assigns and all references to the term "Borrower" wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee, or custodian for Borrower or any of its assets, or Borrower in its capacity as debtor or debtor-in-possession under the U.S. Bankruptcy
Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture, or other entity, or any government or any agency or instrumentality or political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural where appropriate.

         15. Limitation. Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor's liability for the Guaranteed Obligations shall not exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding, plus interest thereon and costs, expenses, and other charges related thereto (including, but not limited to, attorneys' fees and legal expenses), and said amount shall not be reduced or extinguished by reason of repayments by Borrower or disposition of collateral until such time as the Guaranteed Obligations are fully, finally, and indefeasibly paid.

{SIGNATURE ON FOLLOWING PAGE.}


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         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the day and year first above written.


                                   s/ James C. Kostelni (SEAL)
                                      James C. Kostelni

                                      Address:          One Bontex Dr.
                                                        Buena Vista, VA 24416
                                                        Facsimile: 540-261-3784



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STATE OF VIRGINIA                           )
                                            )  ss.:
CITY OF BUENA VISTA                         )


         On this 11th day of March, 2002, before me personally came James C. Kostelni, to me known to be the individual described in and which executed the foregoing instrument.


                                s/ Linda A. Floyd
                                   Notary Public
                                   My Commission Expires July 31, 2004

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